EXECUTION COPY

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                   THE MANITOWOC COMPANY, INC.



            NOTE PURCHASE AND PRIVATE SHELF AGREEMENT





                           $50,000,000

          6.54% Series A Senior Notes due April 2, 2010



                           $25,000,000

                     Private Shelf Facility





                    Dated as of April 2, 1998





______________________________________________________________________
______________________________________________________________________



                        TABLE OF CONTENTS
                     (not part of agreement)
                                                             Page
1.   AUTHORIZATION OF ISSUE OF NOTES............................1
     1A.     Authorization of Issue of Series A Notes ..........1
     1B.     Authorization of Issue of Shelf Notes .............1

2.   PURCHASE AND SALE OF NOTES.................................2
     2A.Purchase and Sale of Series A Notes ....................2
     2B.        Purchase and Sale of Shelf Notes ...............2
     2B(1).     Facility .......................................2
     2B(2).     Issuance Period ................................3
     2B(3).     Request for Purchase ...........................3
     2B(4).     Rate Quotes ....................................3
     2B(5).     Acceptance .....................................4
     2B(6).     Market Disruption ..............................4
     2B(7).     Facility Closings ..............................4
     2B(8).     Fees ...........................................5
     2B(8)(i).  Structuring Fee ................................5
     2B(8)(ii). Issuance Fee ...................................5
     2B(8)(iii) Delayed Delivery Fee ...........................5
     2B(8)(iv)  Cancellation Fee ...............................6

3.   CONDITIONS OF CLOSING......................................6
     3A.     Certain Documents .................................6
     3B.     Opinion of Purchaser's Special Counsel ............8
     3C.     Representations and Warranties; No Default ........8
     3D.Purchase Permitted by Applicable Laws ..................8
     3E.     Payment of Fees ...................................8

4.   PREPAYMENTS................................................8
     4A.     Required Prepayments of Series A Notes ............8
     4B.     Required Prepayments of Shelf Notes ...............9
     4C.     Optional Prepayment With Yield-Maintenance Amount .9
     4D.     Notice of Optional Prepayment .....................9
     4E.     Application of Prepayments ........................9
     4F.     No Acquisition of Notes ...........................9

5.   AFFIRMATIVE COVENANTS.....................................10
     5A.     Financial Statements; Notice of Defaults .........10
     5B.     Information Required by Rule 144A ................11
     5C.     Inspection of Property ...........................11
     5D.     Covenant to Secure Notes Equally .................12
     5E.     Compliance with Laws .............................12
     5F.     Maintenance of Insurance .........................12
     5G.     Covenant Regarding Guarantees ....................12

6.   NEGATIVE COVENANTS........................................12
     6A.     Debt Service Coverage Ratio ......................12
     6B.     Minimum Consolidated Net Worth ...................12
     6C.     Lien, Debt and Other Restrictions ................13
     6C(1).  Liens ............................................13
     6C(2).  Debt .............................................14
     6C(3).  Loans, Advances and Investments ..................14
     6C(4).  Sale of Stock and Debt of Subsidiaries ...........15
     6C(5).  Merger and Consolidation  ........................16
     6C(6).  Transfer of Assets ...............................16
     6C(7).  Sale or Discount of Receivables ..................16
     6C(8).  Issuance of Stock by Subsidiaries ................16
     6C(9).  Related Party Transactions .......................17

7.   EVENTS OF DEFAULT.........................................17
     7A.     Acceleration .....................................17
     7B.     Rescission of Acceleration .......................20
     7C.     Notice of Acceleration or Rescission .............20
     7D.     Other Remedies ...................................20

8.   REPRESENTATIONS, COVENANTS AND WARRANTIES.................20
     8A.     Organization; Subsidiary Preferred Stock .........20
     8B.     Financial Statements .............................21
     8C.     Actions Pending ..................................21
     8D.Outstanding Debt ......................................21
     8E.     Title to Properties ..............................22
     8F.     Taxes ............................................22
     8G.Conflicting Agreements and Other Matters ..............22
     8H.     Offering of Notes ................................22
     8I.     Use of Proceeds ..................................23
     8J.     ERISA ............................................23
     8K.     Governmental Consent .............................23
     8L.     Environmental Compliance .........................23
     8M.Regulatory Status .....................................24
     8N.     Section 144A .....................................24
     8O.     Absence of Financing Statements, etc.. ...........24
     8P.     Disclosure .......................................24
     8Q      Hostile Tender Offers ............................24

9.   REPRESENTATIONS OF THE PURCHASERS.........................24
     9A.     Nature of Purchase ...............................24
     9B.     Source of Funds ..................................25

10.  DEFINITIONS; ACCOUNTING MATTERS...........................25
     10A.    Yield-Maintenance Terms ..........................25
     10B.    Other Terms ......................................26
     10C.    Accounting Principles, Terms and Determinations ..35

11.  MISCELLANEOUS.............................................36
     11A.    Note Payments ....................................36
     11B.    Expenses .........................................36
     11C.    Consent to Amendments ............................36
     11D.    Form, Registration, Transfer and Exchange of Notes;
             Lost Notes .......................................37
     11E.    Persons Deemed Owners; Participations ............38
     11F.      Survival of Representations and Warranties;
             Entire Agreement .................................38
     11G.    Successors and Assigns ...........................38
     11H.    Independence of Covenants ........................38
     11I.    Notices ..........................................38
     11J.    Payments Due on Non-Business Days ................39
     11K.    Severability .....................................39
     11L.    Descriptive Headings .............................39
     11M.    Satisfaction Requirement .........................39
     11N.    Governing Law ....................................39
     11O.    Severalty of Obligations .........................39
     11P.    Counterparts .....................................40
     11Q.    Confidentiality Provisions .......................40
     11R.    Binding Agreement ................................40
     11S.    Company Disclosure Documents .....................41
     11T.    Termination of Subsidiary Guarantee Agreement; Pari
        Passu Nature of Notes .................................41

                        Exhibits and Schedules
Purchaser Schedule
Information Schedule
Exhibit A-1    --   Form of Series A Note
Exhibit A-2    --   Form of Shelf Note
Exhibit B      --   Form of Request for Purchase
Exhibit C      --   Form of Confirmation of Acceptance
Exhibit D-1    --   Form of Opinion of Company Counsel (Series A
Notes)
Exhibit D-2    --   Form of Opinion of Company Counsel (Shelf Notes)
Exhibit E      --   Form of Subsidiary Guarantee Agreement
Schedule 6C(1) --   List of Existing Liens
Schedule 8A    --   Subsidiaries
Schedule 8G    --   Agreements Restricting Debt


                     THE MANITOWOC COMPANY, INC.
                        500 South 16th Street
                             P.O. Box 66
                   Manitowoc, Wisconsin  54221-0066


                                        As of April 2, 1998


The Prudential Insurance Company
   of America ("Prudential")
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the "Purchasers")

c/o Prudential Capital Group
Two Prudential Plaza
Suite 5600
Chicago, Illinois  60601

Ladies and Gentlemen:

               The undersigned, The Manitowoc Company, Inc., a Wisconsin corporation (herein called the "Company"), hereb y agrees with you as set forth below. Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined herein.

     1.        AUTHORIZATION OF ISSUE OF NOTES.

     1A.       Authorization of Issue of Series A Notes.  The  Company
will authorize the issue of its senior promissory notes (the "Series A Notes") in the aggregate principal amount of $50,000,000, to be dated the date of issue thereof, to mature April 2, 2010, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.54% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-1 attached hereto. The terms "Series A Note" and "Series A Notes" as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision.

     1B.       Authorization of  Issue of  Shelf Notes.   The  Company
will authorize the  issue of  its additional  senior promissory  notes
(the  "Shelf  Notes"  )  in   the  aggregate   principal  amount   of
$25,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 15 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 12 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A-2 attached hereto. The
terms "Shelf Note" and  "Shelf Notes"   as used herein shall  include
each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such
Shelf Note pursuant  to any  such provision.   The terms  "Note" and
"Notes" as used herein shall include each Series A Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "Series" of Notes.

     2.        PURCHASE AND SALE OF NOTES.

     2A.       Purchase and  Sale  of Series  A  Notes.   The  Company
hereby agrees to sell to Prudential and, subject to the terms and conditions herein set forth, Prudential agrees to purchase from the Company $50,000,000 aggregate principal amount of Series A Notes at 100% of such aggregate principal amount. On April 2, 1998 or any other date prior to April 2, 1998 upon which the Company and Prudential may agree (herein called the "Series A Closing Day"), the Company will deliver to Prudential at the offices of Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, one or more Series A Notes registered in its name, evidencing the aggregate principal amount of Series A Notes to be purchased by Prudential and in the denomination or denominations specified with respect to Prudential in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #96768 at The Northern Trust Company, Chicago, Illinois, ABA Routing Number 071 000 152.

     2B.       Purchase and Sale of Shelf Notes.

     2B(1). Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "Facility". At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the "Available Facility Amount" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

     2B(2).    Issuance Period.  Shelf  Notes may be  issued and sold
pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary date is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period".

     2B(3). Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "Request for Purchase"). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, (vii) specify whether the fee to be due pursuant to paragraph 2B(8)(ii) should be included in the rate quotes Prudential may provide pursuant to paragraph 2B(4) or will be paid separately by the Company on the Closing Day for such purchase and sale, and (viii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

     2B(4).    Rate Quotes.  Not later than  five Business Days after
the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

     2B(5). Acceptance. Within the Acceptance Window, the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an "Accepted Note") as to which such acceptance (herein called an "Acceptance") relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "Acceptance Day" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called
a "Confirmation of  Acceptance").   If the  Company should  fail  to
execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

     2B(6). Market Disruption. Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then upon notice thereof being provided to the Company such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

     2B(7). Facility Closings. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601,
Attention: Law Department, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "Rescheduled Closing Day")) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(iii) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

     2B(8).    Fees.

     2B(8)(i). Structuring Fee. At the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a fee (herein called the "Structuring Fee") in the amount of $50,000.

     2B(8)(ii).     Issuance Fee.  The Company will pay to  Prudential
in immediately available funds a fee (herein called the "Issuance Fee") on each Closing Day (other than the Series A Closing Day) in an amount equal to 0.15% of the aggregate principal amount of Notes sold on such Closing Day, unless the Company shall have requested pursuant to the applicable Request for Purchase that such fee be included in the rate quotes Prudential may provide pursuant to paragraph 2B(4).

     2B(8)(iii). Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment
hereunder,  a  fee  (herein  called  the   "Delayed  Delivery  Fee ")
calculated as follows:

                      (BEY -MMY) X DTS/360 X PA

where "BEY"  means Bond Equivalent  Yield, i.e., the bond  equivalent
yield per  annum of  such Accepted  Note; "MMY"   means  Money Market
Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).

     2B(8)(iv). Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "Cancellation Date" ), the Company will pay to Prudential in immediately available funds an amount (the "Cancellation Fee") calculated as follows:

                               PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning ascribed to it in paragraph 2B(8)(iii). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

     3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

     3A.       Certain Documents.  Such Purchaser shall have received
the following, each dated the date of the applicable Closing Day:

          (i)  This Agreement;

          (ii) The Note(s) to be purchased by such Purchaser;

          (iii) A favorable opinion of Quarles & Brady, special counsel to the Company and the Subsidiary Guarantors (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D-1 (in the case of the Series A Notes) or D-2 (in the case of any Shelf Notes) attached hereto and as to such other matters as such Purchaser may reasonably request. The Company and each Subsidiary Guarantor hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion;

          (iv) a Secretary's Certificate signed by the Secretary or an Assistant Secretary and one other officer of the Company certifying, among other things, (A) as to the names, titles and true signatures of the officers of the Company authorized to sign this Agreement, the Notes and the other documents to be delivered in connection with this Agreement, (B) that attached as Exhibit A thereto is a true, accurate and complete copy of the Articles of Incorporation of the Company, certified by the Office of the Department of Financial Institutions of Wisconsin as of a date not more than twenty Business Days from the date of closing, (C) that attached as Exhibit B thereto is a true, accurate and complete copy of the Company's Bylaws which were duly adopted and are presently in effect and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (D) below, (D) that attached as Exhibit C thereto is a true, accurate and complete copy of the resolutions of the Company's Board of Directors duly adopted at a meeting of the Company's Board of Directors, and such resolutions have not been rescinded, amended or modified and (E) that attached as Exhibit D thereto is a certificate of current status for the Company from the Office of the Department of Financial Institutions of Wisconsin;

          (v) an Officer's Certificate certifying that (A) the representations and warranties contained in paragraph 8 shall be true on and as of the date of closing, except to the extent of changes caused by the transactions herein contemplated; and (B) on the date of closing no Event of Default or Default exists;

          (vi) certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company (under its present name and previous names used in the last seven years) as debtor and which are filed in the Office of the Department of Financial Institutions of Wisconsin together with copies of such financing statements;

          (vii)     the Subsidiary Guarantee Agreement; and

          (viii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

     3B.       Opinion of Purchaser's Special Counsel.  Such Purchaser
shall have received from Wiley S. Adams, Assistant General Counsel of Prudential or such other counsel who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfac-tory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

     3C.       Representations  and  Warranties;  No  Default.    The
representations and warranties contained in paragraphs 8 and 9 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

     3D.       Purchase Permitted by Applicable Laws.  The purchase of
and payment for  the Notes to  be purchased by  such Purchaser on  the terms and  conditions  herein  provided  (including  the  use  of  the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation U, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

     3E.       Payment of  Fees.    The Company  shall  have  paid  to
Prudential any fees due it pursuant to or in connection with this Agreement, including any Structuring Fee due pursuant to paragraph 2B(8)(i), any Issuance Fee due pursuant to paragraph 2B(8)(ii) and any Delayed Delivery Fee due pursuant to paragraph 2B(8)(iii).

     4. PREPAYMENTS. The Series A Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A and 4B, respectively. The Series A Notes and any
Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4C. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A or 4B.

     4A.       Required Prepayments  of Series  A  Notes.   Until  the
Series A Notes shall be paid in full, the Company shall apply to the prepayment of the Series A Notes, without Yield-Maintenance Amount, the sum of $10,000,000 on April 2 of each year commencing on April 2, 2006 through and including April 2, 2009 and such principal amounts of the Series A Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series A Notes, together with any accrued and unpaid interest, shall become due on the maturity date of the Series A Notes.

     4B.       Required Prepayments of  Shelf Notes.  Each  Series of
Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

     4C.       Optional Prepayment With Yield-Maintenance Amount.  The
Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $5,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4C shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     4D.       Notice of Optional Prepayment.  The Company shall give
the holder of each Note of a Series to be prepaid pursuant to paragraph 4C irrevocable written notice of such prepayment not less than thirty (30) days' prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

     4E.       Application of  Prepayments.   In  the  case  of  each
prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4A, 4B or 4C, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4E only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) according to the respective unpaid principal amounts thereof.

     4F.       No Acquisition of  Notes.  The  Company shall not,  and
shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B or 4C, or upon acceleration of such final maturity pursuant to paragraph
7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder. Any notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4E.

     5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

     5A.       Financial Statements; Notice of Defaults.  The Company
covenants  that  it  will  deliver  to  each  Significant  Holder   in
triplicate:

          (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year consolidated statements of income, and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on From 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

          (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to scope of the audit and satisfactory in substance to the Required Holder(s); provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii);

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary; and

          (v) with reasonable promptness, such other information as such holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 6 and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause
(ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

               The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

     5B.       Information  Required  by  Rule  144A.    The  Company
covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

      5C.       Inspection of Property.  The Company covenants that it
will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries upon reasonable notice in light of the circumstances, to examine the corporate books and financial records of the Company and its Subsidiaries (other than materials protected by the attorney-client privilege and materials which the Company may not disclose without violation of a confidentiality obligation binding upon it which was not entered into to avoid disclosure under this paragraph and with respect to which the Company is unable to obtain any requisite consent to disclosure after reasonable efforts) and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all during regular business hours and as often as such Significant Holder may reasonably request.

     5D.       Covenant  to  Secure  Notes   Equally.    The   Company
covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph
11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

     5E.       Compliance with Laws.   The Company  covenants that  it
shall, and shall cause each Subsidiary to, comply with all applicable laws, rules, regulations, decrees and orders of all federal, state, local or foreign courts or governmental agencies, authorities, instrumentalities or regulatory bodies the noncompliance with which could be reasonably expected to result in a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

     5F.       Maintenance of Insurance.   The Company covenants  that
it and each subsidiary will maintain, with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as customarily is maintained by the other companies operating similar businesses; provided, that the Purchasers acknowledge that the Company is self-insured for purposes of workers' compensation. Together with each delivery of financial statements under paragraph 5A, the Company will, upon the request of any Significant Holder, deliver an Officer's Certificate specifying the details of such insurance in effect.

     5G.       Covenant Regarding Guarantees.   The Company  covenants
that if any Subsidiary provides a Guarantee of any Debt of the Company incurred in respect of the Credit Agreement or any replacement or substitute agreement, it will cause such Subsidiary to Guarantee the Notes equally and ratably with such other Debt for so long as such other Debt is guaranteed; provided, that the provision of any such Guarantee with respect to the Notes shall not in any way limit or modify the rights of the holder(s) of the Notes to enforce the provisions of paragraph 6C(2).

     6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or other amount due hereunder is outstanding and unpaid, the Company covenants as follows:

     6A.       Debt Service  Coverage Ratio.    The Company  will  not
permit the Debt Service Coverage Ratio, calculated on the basis of a rolling period of four consecutive fiscal quarters, to be less than
1.75 to 1.00 as of the end of any fiscal quarter.

     6B.       Minimum Consolidated Net Worth.   The Company will  not
permit at any time Consolidated Net Worth to fall below $100,000,000 plus fifty percent (50%) of annual Consolidated Net Income (less 0% in the event of a loss) applied at the end of each fiscal year commencing with the fiscal year ending on December 31, 1998.

     6C.       Lien, Debt and  Other Restrictions.   The Company  will
not and will not permit any Subsidiary to:

     6C(1). Liens. Create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph
5D), except:

          (i) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being actively contested in good faith by appropriate proceedings;

          (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being actively contested in good faith by appropriate proceedings;

          (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation (other than any Lien imposed by ERISA) and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (v) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

          (vi) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any Subsidiary;

          (vii)      Liens in existence on  the date hereof listed on
     Schedule 6C(1), securing Debt permitted by Section 6C(2), provided that no such Lien is spread to cover any additional property (other than proceeds of the collateral originally subject to such Lien in accordance with the instrument creating such Lien) after April 2, 1998 and that the amount of Debt secured thereby is not increased;

          (viii) Liens in the nature of licenses that arise in the ordinary course of business and consistent with past practice;

          (ix) leases and subleases otherwise permitted hereunder granted to others not interfering in any material respect in the business of the Company or any Subsidiary;

          (x) attachment or judgment Liens, where the attachment or judgment which gave rise to such Liens does not constitute an Event of Default hereunder; and

          (xi) other Liens provided however that Priority Debt at no time exceeds 15% of Consolidated Net Worth;

     6C(2).         Debt.  Create,  incur, assume or  suffer to  exist
any Debt, except:

          (i) Debt of any Subsidiary owing to the Company or a Wholly-Owned Subsidiary, and

          (ii) other Debt of the Company  or Subsidiaries, so long  as
     (a) Priority Debt at no time exceeds 15% of Consolidated Net Worth, and (b) the aggregate principal amount of Consolidated Debt of the Company and its Subsidiaries at no time exceeds an amount equal to 300% of Consolidated Cash Flow from Operations for the rolling period of four consecutive fiscal quarters then most recently ended;

In the event that the Company shall from time to time fail to be in compliance with clause (a) of subparagraph 6C(2)(ii), no Default or Event of Default shall be deemed to have occurred under this Agreement by virtue of such non-compliance if Company shall pay to the holder(s) of the Notes a fee equal to 0.10% per annum on the outstanding principal balance of the Notes for each day that the Company fails to be in compliance with such clause (a) of subparagraph 6C(2)(ii). Such fee shall be paid in-arrears and due on the date interest on the Notes is due.

     6C(3).         Loans, Advances and Investments.   Make or permit
to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except the Company or any Subsidiary may:

          (i) make or permit to remain outstanding loans or advances to any Subsidiary or the Company,

          (ii) own,  purchase   or  acquire   stock,  obligations   or
     securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary;

          (iii) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary;

          (iv) own, purchase or acquire (a) commercial paper rated P1 by Moody's Investors Service, Inc. or A1 by Standard & Poor's Ratings Group, bankers acceptances, certificates of deposit in United States and Canadian commercial banks with capital in excess of $100,000,000, obligations of the United States Government or any agency thereof and obligations guaranteed by the United States Government, in each case due within one year of the date of purchase, and (b) repurchase agreements of banks described in subclause (a) for terms of less than one year in respect of the certificates and obligations described in subclause (a);

          (v) make or permit to remain outstanding trade receivables arising in the ordinary course of business;

          (vi) make or permit to remain outstanding travel and other like advances to officers and employees in the ordinary course of business consistent with business practices as of the date hereof;

          (vii) with respect to Foreign Subsidiaries, loans, advances and/or investments (A) in and to Foreign Subsidiaries provided, however, that at no time shall assets of Foreign Subsidiaries exceed 25% of Consolidated assets of the Company and its Subsidiaries and (B) by such Foreign Subsidiary to or in
     other  foreign  Persons,  whether   denominated  in  dollars   or
     otherwise;

          (viii) with respect to any pension trust maintained for the benefit of any present or former employees of the Company or any Subsidiary, such loans, advances and/or investments as the trustee or administrator of the trust shall deem advisable pursuant to the terms of such trust; and

          (ix) make or permit to remain outstanding other loans, advances and investments, provided that the aggregate amount thereof, at no time exceeds an amount equal to 15% of Consolidated Net Worth;

     6C(4). Sale of Stock and Debt of Subsidiaries. Sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary, except (i) to the Company or Wholly-Owned Subsidiary, and (ii) that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Debt so sold; provided that (a) such sale or other disposition, if treated as a Transfer of assets of such Subsidiary, would be permitted by paragraph 6C(6) and (b) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6C(4));

     6C(5).    Merger and Consolidation.  Merge or consolidate with or
into any other Person, except that:

          (i) any Subsidiary may merge or consolidate with or into the Company, provided that the Company is the continuing or surviving corporation,

          (ii) any Subsidiary may merge or consolidate with or into a Wholly-Owned Subsidiary, and

          (iii) the Company may merge with any other solvent corporation, so long as the Company shall be the continuing or surviving corporation, provided that no Default or Event of Default exists or would exist immediately after giving effect to any such merger;

     6C(6).    Transfer of Assets.  Transfer any of its assets  except
that:

          (i) the Company and Subsidiaries may sell assets in the ordinary course of business,

          (ii) any Subsidiary may Transfer assets to the Company or a Wholly-Owned Subsidiary, and

          (iii) the Company or any Subsidiary may otherwise Transfer assets, provided that after giving effect thereto (a) the Three Year Percentage of Earnings Capacity Transferred pursuant to this clause (iii) and clause (ii) of paragraph 6C(4) shall not exceed 10% and (b) the Three Year Percentage of Assets Transferred pursuant to this clause (iii) and clause (ii) of paragraph 6C(4) shall not exceed 10%;

     6C(7). Sale or Discount of Receivables. Sell with recourse, or discount or otherwise sell for less than the face value thereof, or subject to a Lien, any of its notes or accounts receivable other than receivables which are doubtful in accordance with generally accepted accounting principles;

     6C(8). Issuance of Stock by Subsidiaries. Permit any Subsidiary to issue, sell or dispose of any shares of its stock of any class except to the Company or a Wholly-Owned Subsidiary, and except that any Subsidiary which does not own any shares of stock of any other Subsidiary may issue to Persons other than the Company or another Subsidiary shares of stock of a class which has no priority over any other class as to dividends or in liquidation if, after giving effect thereto, the issuing corporation shall continue to be a Subsidiary and no Default or Event of Default would exist; or

     6C(9). Related Party Transactions. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Related Party; provided that the foregoing shall not prohibit transactions (i) loans and advances to officers, directors, employees and Affiliates in an aggregate amount not to exceed $500,000 at any time outstanding or (ii) which are engaged in the ordinary course of business and are on terms demonstrably no less favorable to the Company or a Subsidiary (as the case may be) than would be available in an "arm's-length" transaction.

     7.        EVENTS OF DEFAULT.

     7A.       Acceleration.   If any  of the  following events  shall
occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of, or Yield- Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of any interest on any Note or any fee payable under paragraph 6C(2) for more than 10 days after the date due; or

          (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and, in each case, the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $2,000,000; or

          (iv) any representation or warranty made by the Company herein or by the Company, any Subsidiary Guarantor or any of their respective officers in any writing furnished in connection with or pursuant to this Agreement (including, without limitation, the Subsidiary Guarantee Agreement) shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any agreement contained in paragraph 6; or

          (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; provided, however, that if such failure cannot reasonably be expected to be remedied within such 30 day period, the Company shall not be deemed in default hereunder if it has initiated remediation in form and substance acceptable to the Required Holders in their sole and absolute discretion; or

          (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors; or

          (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

          (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days: or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xiii) one or more final judgments in an aggregate amount in excess of $2,000,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, any such judgment is not paid, discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

          (xiv)     the  Company  or  any  ERISA  Affiliate,  in   its
     capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $2,000,000; or

          (xv) the Subsidiary Guarantee Agreement shall cease to be in full force and effect (except as provided by paragraph 11T hereof) or shall not be enforceable in accordance with its terms; or any Transaction Party shall contest or deny the validity or enforceability of, or deny (other than a bona fide denial based on payment in full of the obligations thereunder or termination under paragraph 11T) that it has any liability or obligations under, any agreement, term or condition contained in such Subsidiary Guarantee Agreement applicable to it;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

     7B.       Rescission of Acceleration.  At any time  after any or
all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration unless such amounts shall have been returned to the Company, (iii) all Events of Default and Defaults, other than non-
payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement unless such judgment or decree shall have been vacated or set aside. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C.       Notice of  Acceleration or  Rescission.   Whenever any
Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

     7D.       Other Remedies.  If  any Event  of Default  or Default
shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as of the date hereof and as of the closing date of any purchase of Shelf Notes as follows (all references to "Subsidiary" and "Subsidiaries" in this paragraph 8 shall be deemed omitted if the Company has no Subsidiaries at the time the representations herein are made or repeated):

     8A.       Organization; Subsidiary Preferred Stock.  The  Company
is a corporation duly organized and existing in active status under the laws of the State of Wisconsin, each Subsidiary is duly organized and existing in active status or good standing, as the case may be, under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted. No Subsidiary has outstanding any shares of stock of a class which has priority over any other class as to dividends or in liquidation. Set forth on Schedule 8A (as such Schedule may be modified from time to time by written supplements thereto delivered by the Company and accepted in writing by Prudential) is a complete and accurate list of all Subsidiaries of the Company. Information on the attached Schedule includes state of incorporation; the number of shares of each class of capital stock or other equity interests outstanding; the number and percentage of shares of each class of stock.

     8B.       Financial Statements.  The Company  has furnished each
Purchaser of any Note with the following financial statements, delivered by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for each such year, all reported on by Coopers & Lybrand LLP and (ii) consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

     8C.       Actions  Pending.     There   is  no   action,   suit,
investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which could be reasonably expected to result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     8D.       Outstanding Debt.  Neither the Company  nor any of its
Subsidiaries has outstanding any Debt except as permitted by paragraph 6C(2). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

     8E.       Title to Properties.  The Company has and  each of its
Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C(1). To the best of the Company's knowledge, all leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

     8F.       Taxes.  The  Company has and  each of its  Subsidiaries
has filed, or caused to be filed, all material federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles, or which are not yet delinquent.

     8G.       Conflicting Agreements and Other Matters.  Neither the
Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except for the Credit Agreement and as set forth in the agreements listed in Schedule 8G attached hereto (as such Schedule 8G may have been modified from time to time by written supplements thereto delivered by the Company and accepted in writing by Prudential).

     8H.       Offering of Notes.  Neither the Company  nor any agent
acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of
Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

     8I.       Use of Proceeds.  The proceeds of  the Series  A Notes
will be used  to retire  existing indebtedness.   The  Company is  not
engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying `` margin stock'' (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and the aggregate market
value  of  all  ``margin  stock''  owned  by  the  Company   and  its
Subsidiaries does not exceed 25% of the aggregate value of the assets thereof, as determined by any reasonable method. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     8J.       ERISA.  No accumulated  funding deficiency (as  defined
in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer
Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

     8K.       Governmental  Consent.    Neither  the  nature  of  the
Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

     8L.       Environmental  Compliance.     The  Company   and  its
Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply could not reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     8M.       Regulatory  Status.    Neither  the  Company  nor   any
Subsidiary is (i) an "Investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Act of 1935, as amended, or (iii) a "public utility" within the meaning of the Federal Power Act, as amended.

     8N.       Section 144A.  The Notes are  not of the same class  as
securities, if any, of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

     8O.       Absence of  Financing  Statements, etc.    Except  with
respect to Liens permitted by paragraph 6C(1) hereof, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any of its Subsidiaries or any rights relating thereto.

     8P.       Disclosure.   Neither  this  Agreement  nor  any  other
document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no state of affairs or set of circumstances peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries taken as a whole and which has not been set forth in this Agreement.

     8Q.       Hostile Tender Offers.  None  of the  proceeds of  the
sale of any Notes will be used to finance a Hostile Tender Offer.

     9.        REPRESENTATIONS OF THE PURCHASERS.

               Each Purchaser represents as follows:

     9A.       Nature of Purchase.  Such  Purchaser is acquiring  the
Notes for investment purposes only and such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property (in accordance with the terms of this Agreement) shall at all times be and remain within its control.

     9B.       Source of Funds.  The source of the funds being used by
such Purchaser to pay the purchase price of the Notes being purchased by such Purchaser hereunder constitutes assets allocated to: (i) the "insurance company general account" of such Purchaser (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Notes such Purchaser satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60, (ii) a separate account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more or (iii) an investment fund, the assets of which do not include any assets of any employee benefit plan. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

     10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

     10A.      Yield-Maintenance Terms.

               "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

               "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

               "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) 0.50% over the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

               "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying
(a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

               "Remaining  Scheduled  Payments"  shall  mean,   with
respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

               "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

               "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B.      Other Terms.

               "Acceptance" shall have the meaning specified in paragraph 2B(5).

               "Acceptance Day" shall have the meaning specified in paragraph 2B(5).

               "Acceptance Window" shall mean, with respect to any interest rate quote made by Prudential pursuant to paragraph 2B(4), the time period designated by Prudential during which the Company may elect to accept such interest rate quote as to not less than $5,000,000 in aggregate principal amount of Shelf Notes specified in the related Request for Purchase.

               "Accepted Note" shall have the meaning specified in paragraph 2B(5).

               "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

               "Authorized Officer" shall mean (i) in the case of the Company or any Subsidiary, its chief executive officer, its chief financial officer, its treasurer, its corporate secretary, any vice president of such Person designated as an "Authorized Officer" of such Person in the Information Schedule attached hereto or, in the case of the Company, any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

               "Available Facility Amount" shall have the meaning specified in paragraph 2B(1).

               "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

               "Business Day" shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2B(3) hereof only, a day on which The Prudential Insurance Company of America is not open for business.

               "Cancellation Date"   shall have the  meaning specified
in paragraph 2B(8)(iv).

               "Cancellation Fee"   shall have  the meaning  specified
in paragraph 2B(8)(iv).

               "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

               "Closing Day" shall mean, with respect to the Series A Notes, the Series A Closing Day and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such
Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "Closing Day" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

               "Code" shall mean the Internal Revenue Code of 1986, as amended.

               "Competitor" shall mean and include any Person which has any of the following Standard Industrial Classification Codes ("SIC Codes"): 3531, 3585 and 3731.

               "Confidential Information" shall mean any non-public or proprietary information delivered or made available by or on behalf of the Company or any Subsidiary to a Purchaser or a Transferee (as the case may be), including without limitation any non-public information obtained pursuant to paragraph 5A or 5C, in connection with or pursuant to this Agreement which is proprietary in nature, but in no event shall include information (i) which was publicly known or otherwise known to such Purchaser or Transferee (as the case may be) at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by such Purchaser or Transferee (as the case may be), or (iii) which otherwise becomes known to such Purchaser or Transferee, other than through disclosure by the Company or from a Person obligated not to disclose under this Agreement.

               "Confirmation of Acceptance" shall have the meaning specified in paragraph 2B(5).

               "Consolidated" shall mean the consolidation of the accounts of the Company and its Subsidiaries in accordance with generally accepted accounting principles including principles of consolidation.

               "Consolidated Debt Service" shall mean, for any period, the sum of (i) Consolidated Interest Expense plus (i) scheduled principal payments of all indebtedness for (A) borrowed money of the Company and its Subsidiaries on a consolidated basis and
(B) all Capitalized Lease Obligations of the Company and its Subsidiaries on a consolidated basis occurring during such period. The applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

               "Consolidated Interest Expense" shall mean for any period, all interest expense, including the amortization of debt discount and premium and the interest component with respect to Capitalized Lease Obligations for the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. The applicable period shall be for the four consecutive quarters ending as of the date of determination.

               "Consolidated Net Income" shall mean, with respect to any period, the net income of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

               "Consolidated Net Worth" shall mean, as of any time of determination thereof, the sum of (i) the par value (or value stated on the books of the Company) of the capital stock of all classes of the Company, plus (or minus in the case of a surplus deficit) (ii) the amount of the consolidated surplus, whether capital or earned, of the Company and its Subsidiaries after subtracting therefrom the aggregate of treasury stock and any other contra-equity accounts including, without limitation, minority interests; all determined in accordance with generally accepted accounting principles.

               "Consolidated Cash Flow from  Operations"   shall mean,
with respect to any rolling period of four consecutive fiscal quarters, (i) the sum of net income from continuing operations before extraordinary items, depreciation, amortization, other non-cash charges, interest expense and income tax expense minus (ii) non-cash credits to net income (including unremitted earnings of any corporation that is not a Subsidiary), in each case of the Company and its Subsidiaries on a consolidated basis for such period and determined in accordance with generally accepted accounting principles with appropriate adjustments on a pro forma basis for acquisitions and divestitures.

               "Credit Agreement"   shall  mean  that  certain Credit
Agreement dated as of October 28, 1997 among the Company, NationsBank, N.A., and others, as the same may be amended or modified from time to time.

               "Debt" shall mean, with respect to any Person, without duplication;

          (i)  all indebtedness for borrowed money of such Person,

          (ii) all indebtedness of such Person representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of business and payable on terms customary in trade) or evidenced by notes payable,

          (iii) all obligations of such Person secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities) or payable out of the proceeds of production from property now or hereafter acquired,

          (iv) all obligations of such Person (excluding any reserves established in accordance with generally accepted accounting principles) which are due more than one year from the date of creation thereof and which would be required to be shown as a liability on a balance sheet of such Person prepared in accordance with generally accepted accounting principles,

          (v)  all Capitalized Lease Obligations of such Person,

          (vi) net liabilities  under  hedging  arrangements  of  such
     Person  determined   in   accordance  with   generally   accepted
     accounting principles,

          (vii) all indebtedness of others with respect to which such Person has become liable by way of a Guarantee.

               "Debt Service Coverage Ratio" shall mean as of the last day of any fiscal quarter, the ratio of Consolidated Cash Flow from Operations for the period of four consecutive fiscal quarters ending as of such day to Consolidated Debt Service determined as of such day.

               "Delayed  Delivery  Fee"  shall  have   the  meaning
specified in paragraph 2B(8)(iii).

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

               "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               "Facility"  shall  have  the   meaning  specified  in
paragraph 2B(1).

               "Foreign Subsidiary" shall mean any corporation organized under the laws of any jurisdiction other than the laws of any state of the United States of America, Canada, or any province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons located outside of the United States of America or Canada, and at least 51% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries or Foreign Subsidiaries.

               "GAAP"  shall  mean  generally   accepted  accounting
principles consistently applied.

               "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee obligation is made and
(b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee obligation shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof on a worse case basis as reasonably determined by the Company in good faith.

               "Hedge Treasury Note(s) " shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

               "Hostile Tender Offer" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

               "including" shall mean, unless the context clearly requires otherwise, "including without limitation".

               "Institutional Investor" shall mean any insurance company, bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker or dealer, "qualified institutional buyer" (as such term is defined under Rule 144A promulgated under the Securities Act, or any successor law, rule or regulation) or "accredited investor" (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation).

               "Intercreditor Agreement" shall mean an agreement in form and substance reasonably acceptable to the Required Holder(s) which provides for the ratable sharing with the holder(s) from time to time of the Notes of all payments and other proceeds received from any Subsidiary by the financial institutions parties to the Credit Agreement.

               "Issuance Period"   shall have the meaning specified in
paragraph 2B(2).

               "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

               "Multiemployer Plan"    shall mean any  Plan which is  a
" multiemployer plan"   (as such term is defined  in section 4001(a)(3)
of ERISA.

               "Notes" shall have the meaning specified in paragraph
1B.

               "Officer's  Certificate"    shall  mean  a  certificate
signed in the name of the Company by an Authorized Officer of the Company.

               "Percentage of Assets Transferred" shall mean, with respect to each asset Transferred pursuant to clause (iii) of paragraph 6C(6) or clause (ii) of paragraph 6C(4), the ratio (expressed as a percentage) of (i) the value of such asset (which value, with respect to each asset, shall be the higher of its fair market value or its  net book value  on the date  of its Transfer)  to
(ii) Consolidated assets of the Company and its Subsidiaries (determined as of the last day of the fiscal quarter immediately preceding the date of such Transfer).

               "Percentage of Earnings Capacity Transferred" shall mean, with respect to each asset Transferred pursuant to clause (iii) of paragraph 6C(6) or clause (ii) of paragraph 6C(4), the ratio (expressed as a percentage) of (i) aggregate net income produced by, or attributable to, such asset during the four fiscal quarter period most recently ended prior to the effective date of such Transfer to
(ii) consolidated net income of the Company and its Subsidiaries for such four fiscal quarter period.

               "Person" shall m ean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

               "Plan" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

               "Priority Debt" shall mean the sum of (i) Debt of the Company which is secured by a Lien which is not permitted by clauses
(i) through (x) of paragraph 6C(1) and (ii) Debt of any Subsidiary (including, but not limited to, any Debt of a Subsidiary which consists of a Guarantee of Debt of the Company), excluding however (i) Debt of Subsidiaries owing to the Company or any Wholly-Owned Subsidiary, (ii) until October 2, 1998, Debt of Subsidiaries with respect to the Credit Agreement, (iii) Debt of Subsidiaries which is subject to an Intercreditor Agreement, and (iv) Debt of Subsidiaries with respect to the Notes.

               "Prudential"    shall  mean  The  Prudential  Insurance
Company of America.

               "Prudential Affiliate" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

               "Purchasers" shall mean Prudential with respect to the Series A Notes and, with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s), which are purchasing such Accepted Notes.

               "Related Party" shall mean (i) any Significant Stockholder, (ii) all persons to whom any Significant Stockholder is related by blood, adoption or marriage and (iii) all Affiliates of the foregoing Persons.

               "Request  for  Purchase"     shall  have   the  meaning
specified in paragraph 2B(3).

               "Required Holder(s)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

               "Rescheduled Closing  Day"    shall  have  the  meaning
specified in paragraph 2B(7).

               "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

               "Securities Act"    shall  mean the  Securities  Act of
1933, as amended.

               "Series"    shall   have  the   meaning  specified   in
paragraph 1B.

               "Series  A   Closing  Day"   shall  have  the   meaning
specified in paragraph 2A.

               "Series A Note(s)"   shall have  the  meaning specified
in paragraph 1A.

               "Shelf Notes"   shall  have  the  meaning  specified in
paragraph 1B.

               "Significant Holder" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note, and (ii) any other Institutional Investor of at least 10% of the aggregate principal amount of the Notes from time to time outstanding.

               "Significant Stockholder" shall mean and include any Person who owns, beneficially or of record, directly or indirectly, at any time during any year with respect to which a computation is being made, either individually or together with all Persons to whom such Person is related by blood, adoption or marriage, 5% or more of the Voting Stock of the Company.

               "Structuring Fee"   shall have the meaning specified in
paragraph 2B(8)(i).

               "Subsidiary" shall mean any corporation organized under the laws of any state of the United States of America, Canada, or any province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States of America or Canada, and at least 51% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

               "Subsidiary Guarantee Agreement" shall mean that certain Subsidiary Guarantee Agreement, dated as of the Series A Closing Day, made by the Subsidiary Guarantors for the benefit of the holder(s) from time to time of the Notes in the form of Exhibit E hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

               "Subsidiary Guarantor"   and   "Subsidiary Guarantors"
shall mean and include MANITOWOC MEC, INC., a Nevada corporation, MANITEX, INC., a Texas corporation, FEMCO MACHINE COMPANY, INC., a Nevada corporation, WEST-MANITOWOC, INC., a Wisconsin corporation,
NORTH CENTRAL CRANE & EXCAVATOR SALES CORP., a Nevada corporation, MANITOWOC RE-MANUFACTURING COMPANY, INC., a Wisconsin corporation, KOLPAK MANUFACTURING COMPANY, a Tennessee corporation, MANITOWOC EQUIPMENT WORKS, INC., a Nevada corporation, MANITOWOC MARINE GROUP, INC., a Nevada corporation, MANITOWOC ICE, INC., a Wisconsin corporation, KMT REFRIGERATION, INC., a Wisconsin corporation, MANITOWOC CRANES, INC., a Wisconsin corporation, SERVEND INTERNATIONAL, INC., a Nevada corporation, MANITOWOC CP, INC., a Nevada corporation, MANITOWOC CRANE GROUP, INC., a Nevada corporation, MANITOWOC FP, INC., a Nevada corporation, and MANITOWOC-FOODSERVICE GROUP, INC., a Nevada corporation.

               "Three Year Percentage of Assets Transferred" shall mean, with respect to any twelve consecutive fiscal quarter period, the sum of the Percentages of Assets Transferred for the assets of the Company and its Subsidiaries that are Transferred during such period pursuant to clause (iii) of paragraph 6C(6) and clause (ii) of paragraph 6C(4).

               "Three Year Percentage of Earnings Capacity Transferred" shall mean, with respect to any twelve consecutive fiscal quarter period, the sum of the Percentages of Earnings Capacity Transferred for the assets of the Company and its Subsidiaries that are Transferred during such period pursuant to clause (iii) of paragraph 6C(6) and clause (ii) of paragraph 6C(4).

               "Transaction Party"   shall mean  the Company and  each
Subsidiary Guarantor.

               "Transfer" shall mean, with respect to any item, the sale, exchange, conveyance, lease, transfer or other disposition of such item, provided such transfer is effected in compliance with the provisions of this Agreement.

               "Transferee"    shall  mean  any   direct  or  indirect
transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

               "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

               "Wholly-Owned Subsidiary" shall mean any Subsidiary all of the stock of every class of which is, at the time as of which any determination is being made, owned by the Company either directly or through a wholly-owned Subsidiary.

     10C.      Accounting Principles, Terms and  Determinations.  All
references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B. Any reference herein to any specific citation, section or rule of law, statute or regulation shall refer to such citation, section or rule as the same may be may be modified, amended or replaced from time to time.

     11.       MISCELLANEOUS.

     11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to (i) the account or accounts of such Purchaser specified in the Purchaser Schedule attached hereto in the case of any Series A Note, (ii) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or
(iii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

     11B.      Expenses.   The  Company  agrees, whether  or  not  the
transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including reasonable attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

     11C.      Consent to Amendments.  This Agreement may be amended,
and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series,
(ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and without the consent of any other holder of the Notes) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D.      Form, Registration,  Transfer  and Exchange  of  Notes;
Lost Notes.   The  Notes are  issuable  as registered  notes  without
coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each prepayment of principal payable on each prepayment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the prepayment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any prepayment or prepayments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E.      Persons Deemed Owners;  Participations.  Prior  to due
presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that all such terms and conditions are in accordance with the terms of this Agreement.

     11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note in accordance with the terms of this Agreement, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

     11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid (i) the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.

     11I. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series A Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at The Manitowoc Company, Inc., 500 South 16th Street, Manitowoc, Wisconsin 54221-0066, Attention: Treasurer. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

     11J.      Payments Due on  Non-Business Days.  Anything  in this
Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

     11K. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11L.      Descriptive Headings.  The descriptive headings of the
several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11M.      Satisfaction   Requirement.      If   any   agreement,
certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), unless the context otherwise requires the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the reasonable commercial judgment (exercised in good faith) of the Person or Persons making such determination.

     11N.      Governing Law.  THIS AGREEMENT  SHALL BE CONSTRUED AND
ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF ILLINOIS.

     11O. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

     11P.      Counterparts.  This  Agreement may be  executed in  any
number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     11Q. Confidentiality Provisions. Each Purchaser (and each Transferee by its acceptance of an interest in any Note) agrees, so long as no Event of Default is continuing under paragraphs 7A(i),
(ii), (viii), (ix) or (x), that it will use its reasonable best efforts to hold in confidence and not disclose any Confidential Information without the prior written consent of the Company which consent shall not be unreasonably denied; provided, however, that nothing contained herein shall prevent the holder of any Note from delivering copies of any financial statements and other documents delivered to such holder, and disclosing any other information disclosed to such holder, by the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants,
(ii) any other holder of any Note, (iii) any Institutional Investor which is not a Competitor to which such holder offers to sell such Note or any part thereof, (iv) any Institutional Investor which is not a Competitor to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any Institutional Investor which is not a Competitor from which such holder offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person which is not a Competitor to which such delivery or disclosure may be reasonably necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or investigative demand, (c) in connection with any litigation in connection with this Agreement to which such holder is a party or (d) in order to protect such holder's investment and enforce the rights of such holder under this Agreement; and provided further that after notice to the Company the holders of the Notes shall be free to correct any false or misleading information which may become public concerning their relationship to the Company or any of its Subsidiaries. Each Purchaser and each Transferee may in good faith conclusively rely on a certificate of a proposed purchaser of the Note(s) addressed and delivered to the Company and such Purchaser or Transferee to the effect that such proposed purchaser of the Note(s) is not a Competitor, provided that the Company has not, by written notice to such Purchaser or Transferee delivered within five Business Days after the Company's receipt of such certificate, objected to such reliance on the grounds that the Company in good faith reasonably believes such proposed purchaser of the Note(s) is a Competitor.

     11R. Binding Agreement. When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential. This Agreement shall also inure to and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

     11S. Company Disclosure Documents. Purchaser(s) acknowledge receipt of a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, including Exhibits thereto, as filed with the Securities and Exchange Commission.

     11T.      Termination of  Subsidiary  Guarantee  Agreement; Pari
Passu Nature of Notes. So long as no Default or Event of Default shall be continuing hereunder, the holders of the Notes agree to terminate the Subsidiary Guarantee Agreement upon the termination of the guarantees made by the Company's Subsidiaries of the Debt under the Credit Agreement. In the event that the Company shall enter into a new revolving credit agreement or enter into an amendment to the Credit Agreement which extends the term thereof, increases the amounts available thereunder or changes the rate at which interest is payable thereunder, then (i) the Company shall cause the financial institutions parties to such new revolving credit agreement or amended Credit Agreement to enter into an Intercreditor Agreement or (ii) the Company shall not permit its Subsidiaries to Guarantee the Debt outstanding under such new revolving credit agreement or amended Credit Agreement.

                              Very truly yours,

                              THE MANITOWOC COMPANY, INC.

                              By:  /s/  Philip D. Keener
                                   ---------------------
                                        Treasurer

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE
   COMPANY OF AMERICA


By:  /s/  Scott von Fischer
     -----------------------
          Senior Vice President










                    SUBSIDIARY GUARANTEE AGREEMENT
                    (The Manitowoc Company, Inc.)

          This Subsidiary Guarantee Agreement (this "Guarantee"), dated as of April 2, 1998, is made by MANITOWOC MEC, INC., a Nevada corporation, MANITEX, INC., a Texas corporation, FEMCO MACHINE COMPANY, INC., a Nevada corporation, WEST-MANITOWOC, INC., a Wisconsin corporation, NORTH CENTRAL CRANE & EXCAVATOR SALES CORP., a Nevada corporation, MANITOWOC RE-MANUFACTURING COMPANY, INC., a Wisconsin corporation, KOLPAK MANUFACTURING COMPANY, a Tennessee corporation, MANITOWOC EQUIPMENT WORKS, INC., a Nevada corporation, MANITOWOC MARINE GROUP, INC., a Nevada corporation, MANITOWOC ICE, INC., a Wisconsin corporation, KMT REFRIGERATION, INC., a Wisconsin corporation, MANITOWOC CRANES, INC., a Wisconsin corporation, SERVEND INTERNATIONAL, INC., a Nevada corporation, MANITOWOC CP, INC., a Nevada corporation, MANITOWOC CRANE GROUP, INC., a Nevada corporation, MANITOWOC FP, INC., a Nevada corporation, and MANITOWOC-FOODSERVICE GROUP, INC., a Nevada corporation and each additional guarantor which becomes a party hereto in accordance with paragraph 4N hereof (each such corporation is referred to herein, individually, as a "Guarantor" and, collectively, as the "Guarantors"), in favor of each Holder.

                              RECITALS:

          WHEREAS, the Guarantors are, directly or indirectly, Wholly-Owned Subsidiaries of The Manitowoc Company, Inc., a Wisconsin corporation (the "Company");

          WHEREAS, the Company and The Prudential Insurance Company of America ("Prudential") propose to enter into a Note Purchase and Private Shelf Agreement dated as of the date hereof (as such agreement is amended, restated, supplemented or otherwise modified from time to time, the "Note Agreement"), under which, subject to the terms and conditions of the Note Agreement, Prudential will purchase $50,000,000 aggregate principal amount of the Company's 6.54% Series A Notes due April 2, 2010, and may hereafter from time to time purchase up to an additional $25,000,000 of Shelf Notes thereunder (collectively, together with any notes issued in substitution or exchange therefor, the "Notes");

          WHEREAS, as a condition precedent to its willingness to purchase the Notes thereunder, Prudential has requested, among other things, that the Guarantors execute this Guarantee for the benefit of the Holders;

          WHEREAS, all parties agree and acknowledge that the indebtedness and obligations contemplated by the Note Agreement are being incurred for and will inure, in part, to the benefit of the Guarantors; and

          WHEREAS, in order to enter into the above contemplated financing arrangements with the Company, Prudential has required that this Guarantee be executed.

          NOW THEREFORE, for value received, to satisfy one of the conditions precedent to the purchase of the Notes, to induce Prudential to purchase the Notes, to induce any other Holder to accept the transfer, of all or any part of any Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantors agree as follows:

     1.   DEFINITIONS.

     1A. Terms Defined in this Guarantee. As used in this Guarantee, the following terms shall have the following meanings:

          "Guaranteed Obligations" shall mean all of the indebtedness, obligations and liabilities existing on the date hereof or arising from time to time hereafter, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Company to the Holders under or in respect of the Note Agreement or the Notes, including, without limitation, the principal of and interest (including, without limitation, interest accruing before, during or after any bankruptcy, insolvency reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, and, if interest ceases to accrue by operation of law by reason of any such proceeding, interest which otherwise would have accrued in the absence of such proceeding) and Yield Maintenance Amount, if any, on the Notes.

          "Holders" and "Holder" shall mean Prudential and any other holder of a Note who acquires such Note in compliance with the transfer restrictions set forth in the Note Agreement.

     1B. Other Definitions. Capitalized terms that are used in this Guarantee and not defined in this Guarantee shall have the meaning ascribed to them in the Note Agreement.

     1C. Legal Principles, Terms and Determinations. Any reference herein to any specific citation, section or rule of law, statute or regulation shall refer to such new, replacement or analogous citation, section or rule should such citation, section or rule be modified, amended or replaced from time to time.

     2.   THE GUARANTEE.

     2A. Guarantee of Payment and Performance of Obligations. Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the full and prompt payment in United States currency when due (whether at maturity, a stated prepayment date or earlier by reason of acceleration or otherwise) and at all times thereafter, and the due and punctual performance, of all Guaranteed Obligations. Each Guarantor hereby agrees to pay and to indemnify and save each Holder harmless from and against any damage, loss, cost or expense (including reasonable attorneys' fees) which such Holder may incur or be subject to as a consequence, direct or indirect, of endeavoring to enforce this Guarantee or to collect all or any part of the Guaranteed Obligations from, or in pursuing any action against, the Company, any Guarantor or any other guarantor or enforcing any rights of any Holder in the security for the Guaranteed Obligations or the liabilities of any Guarantor hereunder, and any taxes (exclusive of income taxes), fees or penalties which may be paid or payable in connection therewith. This is a continuing guaranty of payment and performance and not of collection. Notwithstanding any provision of this Guarantee, all covenants, obligations, waivers and agreements of the Guarantors under this Guarantee shall be joint and several.

          Upon an Event of Default, any Holder may, at its sole election and without notice, proceed directly and at once against any Guarantor to seek and enforce performance of, and to collect and recover, the Guaranteed Obligations, or any portion thereof to the extent due and payable under the terms of the Note Agreement (and notwithstanding any stay with respect to the Company or any other guarantor imposed by applicable law), without first proceeding against the Company, any other Guarantor or any other Person or any other security for the Guaranteed Obligations or for the liability of any such other Person or any Guarantor hereunder. Upon an Event of Default the Holders shall have the exclusive right to determine the application of payments and credits, if any, from any Guarantor, the Company or from any other Person on account of the Guaranteed Obligations or otherwise. This Guarantee and all covenants and agreements of each Guarantor contained herein shall continue in full force and effect and shall not be discharged until such a time as all of the Guaranteed Obligations shall be paid or otherwise paid in full and no Holder shall have any commitment under the Note Agreement.

          Notwithstanding any provision to the contrary contained herein, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the U.S. Bankruptcy Code or any comparable provisions of any applicable state law.

     2B. Obligations Unconditional. The obligations of each Guarantor under this Guarantee shall be continuing, absolute and unconditional, irrespective of (i) the invalidity or unenforceability of the Note Agreement or any Note or any provision thereof; (ii) the absence of any attempt by any Holder to collect the Guaranteed Obligations or any portion thereof from the Company or any other guarantor of all or any portion of the Guaranteed Obligations or any other Person or other action to enforce the same; (iii) any action taken by any Holder that is authorized by this Guarantee; (iv) any failure by any Holder to acquire, perfect or maintain any security interest or lien in, or take any steps to preserve its rights to any security for the Guaranteed Obligations or any portion thereof or for the liability of any Guarantor hereunder or the liability of any other guarantor of any or all of the Guaranteed Obligations; (v) any defense arising by reason of any disability or other defense (other than a defense of payment, unless the payment on which such defense is based was or is subsequently invalidated, declared to be fraudulent or preferential, otherwise avoided and/or required to be repaid to the Company, any Guarantor or any other guarantor, as the case may be, or the estate of any such party, a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, in which case there shall be no defense of payment with respect to such payment) of the Company or any other Person liable on the Guaranteed Obligations or any portion thereof; (vi) a Holder's election, in any proceeding instituted under Chapter 11 of Title 11 of the Federal Bankruptcy Code (11 U.S.C. S101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code; (vii) any borrowing or grant of a security interest to any Holder by the Company, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (viii) the disallowance or avoidance of all or any portion of any Holder's claim(s) for repayment of the Guaranteed Obligations under the Bankruptcy Code or any similar state law or the avoidance, invalidity or unenforceability of any Lien securing the Guaranteed Obligations or the liability of any Guarantor hereunder or of any other guarantor of all or any part of the Guaranteed Obligations; (ix) any amendment to, waiver or modification of, or consent, extension, indulgence or other action or inaction under or in respect of the Notes or the Note Agreement; (x) any change in any provision of any applicable law or regulation; (xi) any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, binding on or affecting any Guarantor, the Company or any other Transaction Party or any of their assets; (xii) the charter or by-laws of any Guarantor or the Company; (xiii) any mortgage, indenture, lease, contract, or other agreement (including without limitation any agreement with stockholders), instrument or undertaking to which any Guarantor or the Company is a party or which purports to be binding on or affect such Person or any of its assets; (xiv) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Company, any other Guarantor or any other guarantor of all or any portion of any Guaranteed Obligations or such Person's property and any failure by any Holder to file or enforce a claim against the Company or such other Person in any such proceeding; (xv) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; or (xvi) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     2C. Obligations Unimpaired. The occurrence from time to time without notice of any of the following shall not discharge or otherwise affect the obligations of any Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act): (i) the renewal, extension, acceleration or other change in the time for payment of, or other terms relating to, the Guaranteed Obligations or any portion thereof, or other modification, amendment or change in the terms of the Note Agreement or any Note; (ii) the acceptance of partial payments on the Guaranteed Obligations; (iii) the taking and holding of security for the Guaranteed Obligations or any portion thereof or any other liabilities of the Company, the obligations of any Guarantor under this Guarantee and the obligations under any other guarantees and sureties of all or any of the Guaranteed Obligations, and the exchange, enforcement, waiver, release, sale, transfer, assignment, abandonment, failure to perfect, subordination or other dealings with respect to any such security; (iv) the application of any such security and the direction of the order or manner of sale thereof as such Holder may determine in its sole discretion; (v) the settlement, release, compromise, collection or other liquidation of the Guaranteed Obligations or any portion thereof and any security therefor or guarantee thereof in any manner; (vi) the extension of additional loans, credit and financial accommodations to the Company or any other Transaction Party and the creation of additional Guaranteed Obligations; (vii) the waiver of strict compliance with the terms of the Note Agreement or any Note and other forbearance from asserting such Holder's rights and remedies thereunder; (viii) the taking and holding of additional guarantees or sureties and enforcement or forbearance from enforcement of any guarantee or surety of any other guarantor or surety of the Guaranteed Obligations, any portion thereof or the release or other action or inaction with respect to any such guarantor or surety; (ix) the assignment of this Guarantee in part or in whole in connection with any assignment of the Guaranteed Obligations or any portion thereof;
(x) the exercise or refusal to exercise any rights against the Company, any Guarantor or any other Person; and (xi) the application of any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations as any Holder in its sole discretion may determine.

     2D. Waivers of Guarantor. Each Guarantor waives for the benefit of each Holder:

          (i) any right to require any Holder, as a condition of payment or performance by such Guarantor or otherwise to (a) proceed against the Company, any other Guarantor or other guarantor of the Guaranteed Obligations or any other Person, (b) proceed against or exhaust any security given to or held by any Holder in connection with the Guaranteed Obligations or any other guarantee, or (c) pursue any other remedy available to any Holder whatsoever;

          (ii) any defense arising by reason of (a) the incapacity, lack of authority or any disability or other defense of the Company, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto, (b) the cessation of the liability of the Company from any cause other than indefeasible payment in full of the Guaranteed Obligations or (c) any act or omission of any Holder or any other Person which directly or indirectly, by operation of law or otherwise, results in or aids the discharge or release of the Company or any security given to or held by any Holder in connection with the Guaranteed Obligations or any other guarantee;

          (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

          (iv) (a) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guarantee and any legal or equitable discharge of such Guarantor's or any other Guarantor's obligations hereunder; provided, however, this provision is not intended to permit the Holders to be paid twice for the same obligation, (b) any rights to set-offs and counterclaims, and (c) promptness, diligence and any requirement that any Holder protect, maintain, secure, perfect or insure any Lien or any property subject thereto;

          (v) notices (a) of nonperformance or dishonor, (b) of acceptance of this Guarantee by such Guarantor or any other
     Guarantor,  (c)  of   default  in  respect   of  the   Guaranteed
     Obligations or any other guarantee, (d) of the existence, creation or incurrence of new or additional indebtedness, arising either from additional financing extended to the Company or otherwise, (e) that the principal amount, or any portion thereof, and/or any interest or Yield Maintenance Amount on any document or instrument evidencing all or any part of the Guaranteed Obligations is due, (f) of any and all proceedings to collect from the Company, any Guarantor or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, (g) of surrender or other handling of any security or collateral given to any Holder to secure payment of the Guaranteed Obligations or any guarantee therefor, (h) of renewal, extension or modification of any of the Guaranteed Obligations, (i) of assignment, sale or other transfer of any Note to a Transferee, or (j) of any of the matters referred to in paragraph 2B and any right to consent to any thereof;

          (vi) presentment, demand for payment or performance and protest and notice of protest with respect to the Guaranteed Obligations or any guarantee with respect thereto; and

          (vii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guarantee.

          Each Guarantor agrees that no Holder shall be under any obligation to marshall any assets in favor of any Guarantor or against or in payment of any or all of the Guaranteed Obligations.

          No Guarantor will exercise any rights which it may have acquired by way of subrogation under this Guarantee, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement or indemnity or any rights or recourse to any security for the Guaranteed Obligations or this Guarantee unless at the time of a Guarantor's exercise of any such right there shall have been performed and indefeasibly paid in full all of the Guaranteed Obligations and no Holder shall have any commitment under the Note Agreement.

     2E. Revival. Each Guarantor agrees that, if any payment made by the Company or any other Person is applied to the Guaranteed
Obligations and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any security are required to be returned by any Holder to the Company, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, each Guarantor's liability hereunder (and any lien, security interest or other collateral securing such liabi1ity) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto this Guarantee shall have been canceled or surrendered (and if any lien, security interest or other collateral securing such Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guarantee (and such lien, security interest or other collateral) shall be reinstated and returned in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).

     2F. Obligation to Keep Informed. Each Guarantor shall be responsible for keeping itself informed of the financial condition of the Company and any other Persons primarily or secondarily liable on the Guaranteed Obligations or any portion thereof, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any portion thereof, and each Guarantor agrees that no Holder shall have a duty to advise such Guarantor of information known to such Holder regarding such condition or any such circumstance. If any Holder, in its discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Holder shall not be under any obligation (i) to undertake any investigation, whether or not a part of its regular business routine, (ii) to disclose any information which such Holder wishes to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to such or any other Guarantor.

     2G.  Bankruptcy. If  any Event  of Default  specified in  clauses
(viii), (ix) or (x) of paragraph 7A of the Note Agreement shall occur and be continuing, any and all obligations of each Guarantor hereunder shall forthwith automatically become due and payable without notice.

     3. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants as of the date hereof and as of any date these representations and warranties are repeated as follows:

     3A.  Organization, Power and Authority.

     3A(1). Organization. Such Guarantor is a corporation duly organized and existing in good standing under the laws of the State set forth opposite its name on Schedule 3A(1) and is qualified to do business and in good standing in every jurisdiction where the ownership of its property or the nature of the business conducted by it makes such qualification necessary other than jurisdictions in which the failure to be so qualified could not be reasonably expected to have a material adverse effect on such Guarantor.

     3A(2). Power and Authority. Such Guarantor and each Subsidiary of such Guarantor has all requisite power to conduct its business as currently conducted and as currently proposed to be conducted. Such Guarantor has all requisite power to execute, deliver and perform its obligations under this Guarantee. The execution, delivery and performance by the Guarantor of this Guarantee has been duly authorized by all requisite action of the Guarantor and this Guarantee has been duly executed and delivered by Authorized Officers of such Guarantor and are valid obligations of such Guarantor, legally binding upon and enforceable against such Guarantor in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3B. Conflicting Agreements and Other Matters. Neither the execution nor delivery of this Guarantee, nor the offering, issuance and sale of the Notes by the Company, nor fulfillment of nor compliance with the terms and provisions hereof by such Guarantor or any of its Subsidiaries will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of such Guarantor or any of its Subsidiaries pursuant to, the charter or by-laws of such Guarantor or any of its Subsidiaries, any award of any arbitrator or any loan agreement, mortgage, deed of trust, indenture or other material agreement (including any agreement with stockholders of such Guarantor or Persons with direct or indirect ownership interests in stockholders of such Guarantor), instrument, order, judgment, decree, statute, law, rule or regulation to which such Guarantor or any of its Subsidiaries is subject. Neither such Guarantor nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing any Debt of such Guarantor or such Subsidiary, any agreement relating thereto or any other contract or agreement
(including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, obligations of such Guarantor of the type to be evidenced by this Guarantee except for the Credit Agreement and as set forth in the agreements listed on Schedule 3B hereto.

     3C. Governmental Consent. Neither the nature of such Guarantor or of any Subsidiary of such Guarantor nor any of their respective businesses or properties, nor any relationship between such Guarantor or any Subsidiary of such Guarantor and any other Person, nor any circumstance in connection with the execution, delivery and performance of this Guarantee, the offering, issuance, sale or delivery of the Notes or the use of the proceeds of the Notes is such as to require any authorization, consent, approval or other action by or notice to or filing with any court or administrative or governmental body (including, without limitation, notifications required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, but excluding routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Guarantee, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

     3D. No Default. Each Guarantor covenants and agrees that it shall perform and observe, and comply with, all of the covenants applicable to such Guarantor in the Note Agreement and it will not take any action which would result in a Default or Event of Default under the Note Agreement.

     4.   MISCELLANEOUS

     4A. Successors, Assigns and Participants. This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of and be binding upon each Holder and its successors, transferees and assigns; all references herein to a Guarantor shall be deemed to include its successors and assigns, and all references herein to a Holder shall be deemed to include its successors and assigns. This Guarantee shall be enforceable by the Holders and any of a Holder's successors, assigns, and any such successors and assigns shall have the same rights and benefits with respect to each Guarantor under this Guarantee as the Holder hereunder.

     4B. Consent to Amendments. This Guarantee may be amended, and a Guarantor may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if such Guarantor shall obtain the written consent to such amendment, action or omission to act of the Required Holder(s), except that, without the written consent of all of the Holders, (i) no amendment to or waiver of the provisions of this Guarantee shall change or affect the provisions of this paragraph 4B insofar as such provisions relate to proportions of the principal amount of the Notes, or the rights of any individual Holder, required with respect to any consent, (ii) no Guarantor will be released from this Guarantee except as otherwise provided in paragraph 11T of the Note Agreement, and (iii) no amendment, consent or waiver with respect to paragraph 2A or the definition of "Guaranteed Obligations" (except to add additional obligations of the Guarantors) shall be effective. Each Holder at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 4B, whether or not the Note held by such Holder shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between any Guarantor and any Holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder. As used herein, the term "this Guarantee" and references thereto shall mean this Guarantee as it may from time to time be amended or supplemented.

     4C. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein shall survive the execution and delivery of this Guarantee, the transfer by the Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of the Purchaser or any Transferee. This Guarantee, the Notes and the Note Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

     4D. Notices. All written communications provided for hereunder shall be sent by first c1ass mail or telegraphic notice or nationwide overnight delivery service (with charges prepaid) or by hand delivery or telecopy and (i) if to the Purchaser, addressed as specified for such communications in the Purchaser Schedule attached to the Note Agreement, or at such other address as the Purchaser shall have specified to the Guarantors in writing, (ii) if to any other Holder, addressed to such other Holder at such address as such other Holder shall have specified to the Guarantors in writing or, if any such other Holder shall not have so specified an address to the Guarantors, then addressed to such other Holder in care of the last Holder of such Note which shall have so specified an address to the Guarantors, and
(iii) if to the Guarantors, addressed to each of them at the particular address shown for each Guarantor on Schedule 4D attached hereto, or at such other address as Guarantor shall have specified for it to the Holders in writing.

     4E.  Descriptive  Headings.  The  descriptive  headings  of   the
several paragraphs of this Guarantee are inserted for convenience only and do not constitute a part of this Guarantee.

     4F. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Guarantee required to be satisfactory to any Holder or to the Required Holder(s), the determination of such satisfaction shall be made by the Holder or the Required Holder(s), as the case may be, in the reasonable commercial judgment (exercised in good faith) of the Person or Persons making such determination.

     4G.  Governing  Law.  THIS  GUARANTEE  SHALL  BE  CONSTRUED   AND
ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF ILLINOIS.

     4H. Counterparts. This Guarantee may be executed simultaneously in two or more counterparts, each of which shall be an original and constitute one and the same agreement. It shall not be necessary in making proof of this Guarantee to produce or account for more than one such counterpart.

     4I. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

     4J. Binding Guarantee; Termination. When this Guarantee is executed and delivered by a Guarantor and acknowledged and accepted by the Purchaser, it shall become a binding agreement by such Guarantor in favor of the Holders. Subject to paragraph 2E hereof and paragraph 11T of the Note Agreement, each Guarantor's obligations under this Guarantee shall terminate upon the indefeasible payment and performance in full of all of the Guaranteed Obligations.

     4K. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     4L. Indemnity. Each Guarantor agrees to defend, protect, indemnify, and hold harmless the Purchaser and each of its affiliates, officers, directors, employees and agents (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and expenses of counsel for such Indemnitees in connection with any investigative or judicial proceeding) imposed on, incurred by or asserted against such indemnitees in any manner related to or arising from a breach of Guarantor's obligations under this Guarantee (collectively, the "Indemnified Matters"); provided, however that no Guarantor shall have any obligation to an Indemnitee hereunder with respect to Indemnified Matters arising after the date hereof which are caused by or result from the gross negligence or willful misconduct of that Indemnitee, as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to indemnify and hold harmless set forth in this paragraph is unenforceable because it is violative of any law or public policy, each Guarantor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

     4M. Counsel's Opinion. Each Guarantor hereby directs the counsel referred to in paragraph 3A(iii) of the Note Agreement to deliver the opinions referred to in such paragraph, and agrees that the original issuance and sale of any Notes, will constitute a reconfirmation of such direction.

     4N. Additional Guarantors. Upon its execution of a joinder hereto in the form of Exhibit A attached hereto, delivery of the same to, and the written acceptance thereof by, the Required Holder(s) any Subsidiary of the Company which is not a Guarantor hereunder shall become a Guarantor hereunder for all purposes of this Guarantee with the same effect and to the same extent as if such corporation were an original signatory hereto.

          IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed as of the date first above written.

                              MANITOWOC MEC, INC.,
                              a Nevada corporation
                              MANITEX, INC.,
                              a Texas corporation
                              FEMCO MACHINE COMPANY, INC.,
                              a Nevada corporation
                              WEST-MANITOWOC, INC.,
                              a Wisconsin corporation
                              NORTH CENTRAL CRANE & EXCAVATOR SALES CORP., a Nevada corporation
                              MANITOWOC RE-MANUFACTURING COMPANY, INC., a Wisconsin corporation
                              KOLPAK MANUFACTURING COMPANY,
                              a Tennessee corporation
                              MANITOWOC EQUIPMENT WORKS,INC.,
                              a Nevada corporation
                              MANITOWOC MARINE GROUP, INC.,
                              a Nevada corporation
                              MANITOWOC ICE, INC.,
                              a Wisconsin corporation
                              KMT REFRIGERATION, INC.,
                              a Wisconsin corporation
                              MANITOWOC CRANES, INC.,
                              a Wisconsin corporation
                              SERVEND INTERNATIONAL, INC.,
                              a Nevada corporation


                              By:  /s/   Philip D. Keener
                                   ----------------------
                                        Treasurer

                              MANITOWOC CP, INC.,
                              a Nevada corporation
                              MANITOWOC CRANE GROUP, INC.,
                              a Nevada corporation
                              MANITOWOC FP, INC.,
                              a Nevada corporation
                              MANITOWOC-FOODSERVICE
                                 GROUP, INC.,
                              a Nevada corporation


                              By:  s/   Philip D. Keener
                                   ----------------------
                                        Authorized Officer


Acknowledged and agreed to as of this 2nd  day of April 1998:

THE PRUDENTIAL INSURANCE
   COMPANY OF AMERICA


By:   /s/   Scott von Fischer
     -------------------------
     Senior Vice President




                                                        SCHEDULE 3A(1)


                            (See attached)




                                                        SCHEDULE 3B

              Restrictions on Incurrence of Indebtedness


                                None.